CMA Muni-State Municipal Series Trust
Series Number: 4
File Number: 811-5011
CIK Number: 810598
CMA California Municipal Money Fund
For the Period Ending: 03/31/2001

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the year ended March 31, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

06/26/2000	$ 25,000	Newport Beach California	4.70%	12/01/2029
07/17/2000	30,000	California Housing Finance Agency	4.30	02/01/2026
07/31/2000	5,000	Puerto Rico Comwlth	3.95	12/01/2015
08/25/2000	3,000	Puerto Rico Comwlth	3.80	12/01/2015
09/08/2000	10,000	California Housing Finance Agency	2.05	02/01/2035
09/11/2000	8,665	California Housing Finance Agency	2.65	02/01/2026
09/25/2000	9,000	Los Angeles California Uni Sch	4.35	12/01/2017
10/04/2000	6,965	San Diego, California	3.70	02/13/2001
10/06/2000	3,600	California Housing Finance Agency	3.75	02/01/2031
10/06/2000	3,600	California Housing Finance Agency	3.80	02/01/2035
10/16/2000	5,100	California Housing Finance Agency	3.50	02/01/2035
10/20/2000	5,500	California Housing Finance Agency	3.60	02/01/2026
11/02/2000	9,500	California Housing Finance Agency	4.15	02/01/2035
11/10/2000	3,300	California Housing Finance Agency	4.45	02/01/2026
11/16/2000	17,000	California Housing Finance Agency	4.35	02/01/2026
11/16/2000	28,935	California Housing Finance Agency	4.35	02/01/2035
11/17/2000	4,400	California Housing Finance Agency	4.25	02/01/2035
11/17/2000	3,600	California Housing Finance Agency	4.25	02/01/2026
11/17/2000	3,950	California Housing Finance Agency	4.20	02/01/2031
11/29/2000	7,265	California Housing Finance Agency	3.80	02/01/2026
12/01/2000	26,500	California Housing Finance Agency	5.00	02/01/2035
12/14/2000	21,800	California Housing Finance Agency	5.00	02/01/2035
12/14/2000	12,000	California Housing Finance Agency	5.00	02/01/2026
01/22/2001	11,535	California Housing Finance Agency	1.55	02/01/2035
01/22/2001	26,465	California Housing Finance Agency	1.55	02/01/2026
02/01/2001	7,050	California Housing Finance Agency	2.80	02/01/2035
02/02/2001	5,000	California Housing Finance Agency	2.00	02/01/2026
02/06/2001	10,801	San Diego, California	2.95	03/06/2001
02/13/2001	6,965	San Diego, California	3.05	03/08/2001
03/06/2001	13,069	San Diego, California	2.10	04/04/2001
03/06/2001	10,801	San Diego, California	1.90	04/04/2001
03/09/2001	6,965	San Diego, California	2.30	04/02/2001
03/30/2001	3,700	California Housing Finance Agency	3.80	02/01/2035

Last Updated on 05/30/2001
By Win95 User